UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 6, 2007
Date of Report (Date of earliest event reported)

NU-MEX URANIUM CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52660	20-1769847
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Plaza Paseo 110 - 4801 Lang Ave. NE Albuquerque, New Mexico, United States	87109
(Address of principal executive offices)	(Zip Code)

(505) 842-5537
Registrant's telephone number, including area code

Former Name: Ancor Resources Inc.
Former Address: 2328 Heather Street, Vancouver, BC, Canada V5Z 4R6
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 6, 2007, the Company (as Ancor Resources Inc.), merged with its wholly-owned subsidiary, Nu-Mex Uranium Corp,. pursuant to Articles of Merger that the Company filed with the Nevada Secretary of State on June 4, 2007. The merger was in the form of a parent/subsidiary merger, with the Company as the surviving corporation. In accordance with Section 92A.180 of the Nevada Revised Statutes, shareholder approval of the merger was not required. Upon completion of the merger, the Company's name has been changed to "Nu-Mex Uranium Corp." and the Company's Articles of Incorporation have been amended to reflect this name change.

In connection with this name change to Nu-Mex Uranium Corp., as of the open of business on June 6, 2007, the Company has the following new CUSIP number and trading symbol:

New CUSIP Number:    67020H 10 7
New Trading Symbol:   NUMX

The Company decided to change its name to "Nu-Mex Uranium Corp." to better reflect the Company's focus on exploration for uranium.

SECTION 8 - OTHER EVENTS

Item 8.01          Other Events

With a record date of June 6, 2007 (the "Record Date") and a distribution date of June 7, 2007, the Board of Directors (the "Board") of the Company unanimously resolved, in accordance with Section 78.207 of the Nevada Revised Statutes: Chapter 78, as amended, to complete an increase in the number of shares of the Company's authorized share capital and correspondingly increase the number of issued and outstanding common shares, in each case on a five (5) new shares for one (1) old share basis (the "Increase in Authorized Share Capital/Forward Stock Split").

The Increase in Authorized Share Capital/Forward Stock Split was implemented taking into account the Company's authorized share capital and number of issued and outstanding shares of common stock as of the Record Date. As such, the Company's authorized share capital was increased from 75,000,000 common shares to 375,000,000 common shares and the Company's issued and outstanding common stock was increased from 6,125,000 common shares to 30,625,000 common shares. The par value of the Company's common shares, which is $0.001 per common share, has not changed.

Shareholders should retain their existing share certificates and not return their share certificates to the Company's transfer agent. Share certificates representing the Forward Stock Split have been mailed out to registered shareholders as of the Record Date.

The Company is ascribing no monetary value to Increase in Authorized Share Capital/Forward Stock Split. Accordingly, there should be no tax payable by Canadian or U.S. shareholders as a result of the Increase in Authorized Share Capital/Forward Stock Split. Shareholders are advise to contact their own tax advisors for further information.

Investors are cautioned that trading in the securities of the Company should be considered highly speculative. No exchange, over-the-counter market or regulatory authority has in any way passed upon the merits of the Increase in Authorized Share Capital/Forward Stock Split or has either approved or disapproved the contents of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NU-MEX URANIUM CORP.
DATE: June 8, 2007	/s/ Michael Sweeney Michael Sweeney President, Chief Executive Officer and a director

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